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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               Hadco Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

      Massachusetts                                     04-2393279
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  (State of Incorporation                            (IRS Employer
  or Organization)                                   Identification No.)

                 12A Manor Parkway, Salem, New Hampshire 03079
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               (Address of Principal Executive Offices) (Zip Code)




If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: /X/


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: / /

Securities Act registration statement file number to which this form relates:
Not applicable.

      Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered
   -------------------                       ------------------------------
Common Stock, $.05 par value per share            New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
                                ----------------
                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered
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         Information concerning the Registrant's Common Stock, $.05 par value per share, is contained in the section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, File No. 0-12102, filed on May 4, 1984 pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1, File No. 2-86810, and as changed by the Registrant's Restated Articles of Organization, filed as Exhibit 3.1 to the Registrant's Registration Statement No. 333-21977 on Form S-3, as amended by the Amendment to the Restated Articles of Organization of Registrant, filed as
Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, File No. 0-12102, for the quarter ended January 31, 1998.

Item 2.  Exhibits
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Exhibit No.                                               Exhibit
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None



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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          HADCO CORPORATION



                                          By:    /s/F. Gordon Bitter
                                                 -------------------------
                                                 F. Gordon Bitter
                                                 Senior Vice President and
                                                 Chief Financial Officer

Date:  September 28, 1999